UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2017

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

In May 2017, Hanger, Inc. (the “Company”)  filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2014, which included restated financial information for 2010, 2011, 2012 and 2013.  The Company is currently working to complete its Annual Report on Form 10-K for the year ended December 31, 2016, which will include its audited 2015 and 2016 financial statements. The Company has not currently identified a timeline for the filing of its audited 2015 and 2016 financial statements.

Due to the ongoing preparation and audit of its 2015 and 2016 financial statements and as described in more detail in Item 1.01 of this Current Report on Form 8-K, the Company has entered into amendments to its Term B Credit Agreement and its Credit Agreement that, among other things, in each case extends from August 15, 2017 to February 15, 2018 the deadline by which the Company must deliver to the agent under the applicable credit agreement its audited 2015 and 2016 financial statements. Also as described in Item 1.01 below, the Company has entered into an amendment to the Rights Agreement, dated February 28, 2016, to extend the “Final Expiration Date” under the Rights Agreement to December 31, 2018.

Credit Agreement Amendments

Amendment to Term B Credit Agreement

On June 2, 2017, the Company entered into an Amendment (the “Term B Amendment”) among the Company, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent (the “Term B Agent”), that provided for amendments to its Credit Agreement dated as of August 1, 2016 (the “Term B Credit Agreement”) among the Company, the lenders from time to time party thereto and the Term B Agent, upon the satisfaction of certain conditions.  The amendments to the Term B Credit Agreement set forth in the Term B Amendment became effective on June 23, 2017.  The Amendment extends the deadline by which the Company must deliver to the Term B Agent its audited financial statements, the related audit report and a consolidated budget, in each case, for the fiscal year ending December 31, 2016, from August 15, 2017 to February 15, 2018.  The Amendment also extends the deadline by which the Compliance Date (as defined in the Term B Credit Agreement) must occur from August 15, 2017 to February 15, 2018. The Company is otherwise required to comply with all other obligations and covenants contained in the Term B Credit Agreement, including the timely delivery to the lenders of future financial statements and related information.

In connection with the entry into the Term B Amendment, the Company will pay the agent for the account of each consenting lender an amendment fee in an amount equal to 50 basis points of the outstanding principal amount of the loan held by such consenting lender.

The Term B Credit Agreement provides for a $280 million senior unsecured term loan facility under which all outstanding principal is due at maturity on August 1, 2019.  Borrowings under the Term B Credit Agreement bear interest at a fixed rate per annum equal to 11.50% payable quarterly in arrears.  As of May 31, 2017, the Company had $275.8 million in outstanding borrowings, net of unamortized discount of $4.2 million, under the Term B Credit Agreement.

Sixth Amendment to Credit Agreement

On June 22, 2017, the Company entered into a Sixth Amendment (the “Sixth Amendment”) among the Company,  the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent (the “Agent”), that modified that certain Credit Agreement dated as of June 17, 2013 among the Company, the lenders from time to time party thereto and the Agent, as amended by the First Amendment and Waiver dated as of June 19, 2015, the Second Amendment and Waiver dated as of September 11,

2015, the Third Amendment and Waiver dated as of November 13, 2015, the Fourth Amendment and Waiver dated as of February 10, 2016, and the Fifth Amendment and Waiver dated as of July 15, 2016 (as amended, the “Credit Agreement”).  The Sixth Amendment, which became effective June 23, 2017, extends the deadline by which the Company must deliver to the Agent the Required Financial Information (as defined in the Fifth Amendment and Waiver) from August 15, 2017 to February 15, 2018.

In addition, the Sixth Amendment amends the definition of “Consolidated EBITDA” in the Credit Agreement to provide that the amount of professional fees and expenses that may be added back to Consolidated EBITDA (other than certain professional fees and expenses reimbursed by the Company and the subsidiary guarantors under the Credit Agreement in accordance with the Second Amendment and Waiver, the entire aggregate amount of which may be added back) for any period of four consecutive fiscal quarters shall not exceed, for the period of four consecutive fiscal quarters ending on or prior to (1) March 31, 2016, $30,000,000, (2) June 30, 2016, $36,000,000, (3) September 30, 2016, $35,000,000, (4) December 31, 2016, $31,000,000, (5) March 31, 2017, $25,000,000, (6) June 30, 2017, $37,000,000, (7) September 30, 2017, $35,000,000, (8) December 31, 2017, $31,000,000, and (9) March 31, 2018, $25,000,000; provided that, with respect to the applicable four consecutive fiscal quarter period, the amounts set forth in (6), (7), (8), and (9) above shall be reduced by an amount, if any, equal to the amount by which the Prior Period Adjustment Period (defined below) exceeds $815,000.  The Sixth Amendment also amends the reporting requirements in the Credit Agreement to require the Company to deliver to the Agent a certificate with each of the Company’s annual audited and quarterly unaudited financial statements stating the amount of professional fees and expenses incurred by the Company and the subsidiary guarantors from and after March 31, 2017 that are to be allocated to any fiscal quarter ended on or prior to March 31, 2017 as adjustments in accordance with GAAP (as defined in the Credit Agreement) of such professional fee and expense amounts previously included within the underlying financial statements provided to the lenders with the Company’s compliance certificate relating to the period ended March 31, 2017 (such amount, the “Prior Period Adjustment Amount”).

The Sixth Amendment amends the maximum permitted leverage ratio covenant in the Credit Agreement (defined as the ratio of (a) the principal amount of consolidated indebtedness minus the lesser of (1) $30,000,000 and (2) the consolidated aggregate amount of unrestricted cash and cash equivalents, to (b) the consolidated net income before interest expense, taxes, depreciation and amortization expense, certain non-cash charges and certain other items (“EBITDA”)) to be, as of the end of the Company’s fiscal quarter ending on (i) June 30, 2016, 5.00:1.00, (ii) September 30, 2016, 5.75:1.00, and (iii) any date thereafter, 5.00:1.00.  The Sixth Amendment also amends the minimum interest coverage ratio covenant in the Credit Agreement (defined as, with certain adjustments, the ratio of the Company’s EBITDA to the Company’s consolidated interest expense) to be, as of the end of the Company’s fiscal quarter ending (i) on June 30, 2016, 3.50:1.00, (ii) on September 30, 2016, December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, 2.25:1.00, and (iii) thereafter, 2.00:1.00.

The Company is otherwise required to comply with all other obligations and covenants contained in the Credit Amendment, as amended through the Sixth Amendment, including the timely delivery to the lenders of future financial statements and related information.

In connection with the entry into the Sixth Amendment, the Company will pay the Agent for the account of each consenting lender an amendment fee in an amount equal to 50 basis points of the outstanding principal amount of the term loan held by such consenting lender plus the amount of such lender’s revolving commitment.

Effective January 1, 2017, borrowings under the Credit Agreement bear interest at a variable rate per annum equal to (i) LIBOR plus 5.25% or (ii) the base rate (which is the highest of (a) the administrative agent’s prime rate, (b) the federal funds rate plus 0.50% or (c) the sum of 1% plus one-month LIBOR) plus 4.25%. If the Company fails to deliver the Required Financial Information to the Agent on or before June 30, 2017, then the applicable interest rate for loans under the Credit Agreement will increase by an additional 0.50% per annum, effective July 1, 2017.  Upon (a) the Company delivering to the Agent the Required Financial Information and (b) the Company achieving a Leverage Ratio, for the

Company’s then most recently ended fiscal quarter, of less than or equal to 4:00:1:00, the specified margin for borrowings based on LIBOR will decrease to 4.00% per annum and the specified margin for borrowings based on the base rate will decrease to 3.00% per annum.

As of May 31, 2017, the Company’s Aggregate Revolving Commitment under the Credit Agreement was $118.3 million.   Of this amount, the Company had $20.7 million in limitations on its revolving availability under the Credit Agreement, had borrowed $18.0 million and had utilized a further $6.1 million for letters of credit, resulting in $73.5 million of available borrowing capacity.  Additionally, as of May 31, 2017, the Company had $173.0 million in outstanding borrowings, net of unamortized discount of $1.4 million, under the term loan facility under the Credit Agreement.

Copies of the Term B Amendment and the Sixth Amendment are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing description of the Term B Amendment and the Sixth Amendment is qualified in its entirety by reference to Exhibit 10.1 and Exhibit 10.2.

Rights Agreement Amendment

On February 28, 2016, the Company entered into a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Inc., as the Rights Agent.  The Company entered into the Rights Agreement at the time of the suspension of its common stock from trading on the New York Stock Exchange and the commencement of the trading of its common stock under the symbol “HNGR” on the OTC Pink, which is operated by OTC Markets Group Inc.

On June 23, 2017, the Company entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement to extend the “Final Expiration Date” under the Rights Agreement to December 31, 2018.  Pursuant to the terms of the Rights Agreement as amended by the Rights Agreement Amendment, the Company has the ability to redeem the rights prior to the “Final Expiration Date” or to further amend the Rights Agreement to provide for an earlier “Final Expiration Date.”

The “Final Expiration Date” under the Rights Agreement was not extended in response to any specific takeover bid or other proposal to acquire control of the Company.

A copy of the Rights Agreement Amendment is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the subheading “Credit Agreement Amendments”  is incorporated by reference into this Item 2.03.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K under the subheading “Rights Agreement Amendment” is incorporated by reference into this Item 3.03.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

(4.1)	Amendment, dated as of June 23, 2017, by and between Hanger, Inc. and Computershare Inc., as the Rights Agent.

(10.1)	Amendment, dated as of June 2, 2017, among Hanger, Inc., the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.

(10.2)	Sixth Amendment, dated as of June 22, 2017, among Hanger, Inc., the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: June 23, 2017

EXHIBIT INDEX

Exhibit No.	Description

(4.1)	Amendment, dated June 23, 2017, by and between Hanger, Inc. and Computershare Inc., as the Rights Agent.

(10.1)	Amendment, dated as of June 2, 2017, among Hanger, Inc., the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.

(10.2)	Sixth Amendment, dated as of June 22, 2017, among Hanger, Inc., the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent.